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                                                                    Exhibit 99.3

                          REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (this "Agreement"), dated as of May 17, 2007, is made by and between Arthur Steinberg, solely in his capacity as receiver (the "Receiver") for Wood River Capital Management, L.L.C., Wood River Associates, L.L.C., Wood River Partners, L.P. and Wood River Partners Offshore, Ltd. (the "Wood River Entities"), and Endwave Corporation (the "Company").

                                    RECITALS

     WHEREAS, the Company and the Receiver have entered into a Settlement Agreement, dated as of May 17, 2007 (the "Settlement Agreement");

     WHEREAS, pursuant to the terms of the Settlement Agreement, the Company has agreed to enter into a registration rights agreement with respect to certain shares of Common Stock, par value $0.001 per share, of the Company ("Common Stock") held by the Wood River Entities;

                                   AGREEMENTS

     NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements contained herein and in the Settlement Agreement, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   Article I.
                                  Definitions

     For purposes of this Agreement, the following terms have the following meanings:

     "Agreement" has the meaning given to that term in the introductory paragraph hereof.

     "Anniversary Date" means the date one year following the date on which the Shelf Registration Statement becomes effective.

     "Approval Order" means the order of the Court granting the Receiver's application to approve the Settlement Agreement and related relief (Docket No. [_____]) or such other order or orders of the Court that approves this Agreement.

     "Business Day" means any day, other than a Saturday or Sunday, on which national banking institutions in New York, New York, are open.

     "Common Stock" has the meaning given to that term in the recitals hereto.

     "Company" has the meaning given to that term in the introductory paragraph hereof.

     "Court" means the United States District Court for the Southern District of New York having jurisdiction over the SEC Action.

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     "Effective Date" means each effective date or deemed effective date under the Securities Act of the Shelf Registration Statement or any post-effective amendment thereto.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

     "Extension Period" means a period, not to exceed 90 days, during which, in accordance with Article IV hereof, the Company is not required to effect the filing of the Shelf Registration Statement or is entitled to postpone the preparation, filing or effectiveness or suspend the effectiveness of the Shelf Registration Statement or the consummation of an Underwritten Offering or Registered Direct Offering.

     "Free Writing Prospectus" means a free writing prospectus as defined in Rule 405 under the Securities Act.

     "Issuer Free Writing Prospectus" means an issuer free writing prospectus as defined in Rule 433(h) under the Securities Act.

     "Lock-Up" has the meaning given to that term in Section 3.3(c) of this Agreement.

     "Lock-Up Period" has the meaning given to that term in Section 3.3(c) of this Agreement.

     "Minimum Number" means a number of shares of WR Common Stock to be sold such that, after giving effect to such sale, the Wood River Entities would beneficially hold in the aggregate less than 10% of the then-outstanding Common Stock.

     "NASD" has the meaning given to that term in Section 5.1(l) of this Agreement.

     "NASDAQ" means the NASDAQ Global Market.

     "Other Stockholders" means any Person (other than the Receiver or the Wood River Entities) having rights to demand or participate in a registration of Common Stock of the Company.

     "Person" means any individual, corporation, general or limited partnership, limited liability company, joint venture, trust or other entity or association, including without limitation any governmental authority.

     "Prospectus" means the prospectus relating to the proposed resale of WR Common Stock included in the Shelf Registration Statement, and any such prospectus as supplemented by any and all prospectus supplements and as amended by any and all amendments (including post-effective amendments) and including all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

     "Receiver" has the meaning given to that term in the introductory paragraph hereof.

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     "Registered Direct Offering" means an offering pursuant to the Shelf
Registration Statement in which shares of WR Common Stock are sold in a negotiated trade in which one or more investment banking firms engaged for such purpose will attempt to sell the shares of WR Common Stock as agent but may position and resell a portion of the block as principal to facilitate the transaction.

     "Registration Expenses" has the meaning given to that term in Section 5.3(a) of this Agreement.

     "Required Period" means, with respect to the Shelf Registration Statement, the period beginning on date on which the Shelf Registration Statement becomes effective and ending on the earlier of (a) the Anniversary Date, as such period may be extended pursuant to Section 3.2(b), Article IV or Section 5.2 and (b) the date on which the Wood River Entities have sold at least the Minimum Number of shares of WR Common Stock.

     "Rule 144" means Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

     "SEC" means the United States Securities and Exchange Commission and any successor United States federal agency or governmental authority having similar powers.

     "SEC Action" means the action captioned Securities and Exchange Commission
v. Wood River Capital Management, L.L.C., et al., Civ. Action No. 05-CV-8713
(NRB), filed by the SEC against the Wood River Entities and John Hunting Whittier in the Court.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

     "Settlement Agreement" has the meaning given to that term in the recitals hereto.

     "Shelf Registration Statement" means a shelf registration statement on Form S-3 to be filed by the Company pursuant to Rule 415 of the Securities Act relating to the offering and sale of shares of WR Common Stock pursuant to
Article III hereof, including the related Prospectus, all amendments and supplements to such registration statement (including post-effective amendments), and all exhibits and all materials incorporated by reference or deemed to be incorporated by reference in such registration statement.

     "Underwritten Offering" means an offering pursuant to the Shelf Registration Statement in which shares of WR Common Stock are sold to one or more underwriters for reoffering to the public.

     "Wood River Entities" has the meaning given to that term in the introductory paragraph hereof.

     "WR Common Stock" means the shares of Common Stock that are held by the Wood River Entities and any additional shares of Common Stock received by the Wood River Entities by way of a stock dividend, stock split or distribution, or in connection with a combination of shares, recapitalization, reorganization, merger or consolidation, or otherwise.

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                                  Article II.
                 Representations and Warranties of the Parties

     2.1 Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Receiver as set forth below, as of the date hereof and as of each Effective Date:

          (a) Incorporation and Qualification. The Company has been duly organized and is validly existing and in good standing under the laws of the State of Delaware, with the requisite power and authority to own its properties and conduct its business as currently conducted.

          (b) Corporate Power and Authority. The Company has the requisite corporate power and authority to enter into, execute and deliver this Agreement and to perform its obligations hereunder. The Company has taken all necessary corporate action required for the due authorization, execution and delivery of this Agreement and the Company's performance of its obligations hereunder through and up to such Effective Date.

          (c) Execution and Delivery; Enforceability. This Agreement has been duly and validly executed and delivered by the Company, and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

          (d) No Conflict. The execution and delivery by the Company of this Agreement and compliance by the Company with all of the provisions hereof and the consummation of the transactions contemplated herein will not (i) conflict with or result in a breach or violation of, any of the terms or provisions of, or constitute a default under (with or without notice or lapse of time, or both), or result in the acceleration of, or the creation of any lien under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, or (ii) violate the Certificate of Incorporation or Bylaws of the Company.

          (e) Eligibility. To the Company's knowledge, the Company is eligible under the Securities Act and applicable regulations to use Form S-3 for the Shelf Registration Statement.

     2.2 Representations and Warranties of the Receiver. The Receiver represents and warrants to, and agrees with, the Company as set forth below, as of the date hereof and as of each Effective Date:

          (a) Power and Authority. The Receiver has the requisite power and authority to enter into, execute and deliver this Agreement on his own behalf and on behalf of the Wood River Entities, to perform his obligations hereunder and to cause the Wood River Entities to perform their obligations hereunder. The Wood River Entities have taken all necessary corporate, partnership or limited liability company action required for the Receiver's due authorization, execution and delivery of this Agreement and the Receiver's and the Wood River Entities' performance of their obligations hereunder through and up to such Effective Date.

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          (b) Execution and Delivery; Enforceability. This Agreement has been duly and validly executed and delivered by the Receiver, and constitutes the valid and binding obligation of the Receiver and the Wood River Entities, enforceable against the Receiver and the Wood River Entities in accordance with its terms.

          (c) No Conflict. The execution and delivery by the Receiver of this Agreement and compliance by the Receiver and the Wood River Entities with all of the provisions hereof and the consummation of the transactions contemplated herein will not (i) conflict with or result in a breach or violation of, any of the terms or provisions of, or constitute a default under (with or without notice or lapse of time, or both), or result in the acceleration of, or the creation of any lien under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Receiver or any of the Wood River Entities is a party or by which the Receiver or any of the Wood River Entities is bound or to which any of the property or assets of any of the Wood River Entities is subject, or (ii) violate the charter documents, partnership agreement or operating agreement of any of the Wood River Entities or any similar document governing any of the Wood River Entities.

                                  Article III.
                               Shelf Registration

     3.1 Shelf Registration Statement. Subject to the terms and conditions set forth in this Agreement, the Company shall use its reasonable best efforts to cause the Shelf Registration Statement to be filed with the SEC as promptly as practicable after the date hereof and use its reasonable best efforts to cause it to be declared effective by the SEC as promptly as practicable thereafter. The Company shall include in the Shelf Registration Statement a plan of distribution that includes possible distribution under an Underwritten Offering, a Registered Direct Offering and such other method of sale or distribution as is reasonably requested by the Receiver and not otherwise prohibited by this Agreement.

     3.2 Continuous Effectiveness of Shelf Registration Statement.

          (a) The Company shall use its reasonable best efforts, and take all steps reasonably requested by the Receiver or any underwriters or placement agents selected pursuant to Section 3.3, to cause the Shelf Registration Statement to remain continuously effective, and not subject to any stop order, injunction or other similar order or requirement of the SEC, including the filing of any required amendments or supplements, until the expiration of the Required Period; provided, however, that if the Receiver has requested an Underwritten Offering or a Registered Direct Offering prior to the Anniversary Date, the Company shall cause the Shelf Registration Statement to remain continuously effective until such Underwritten Offering or Registered Direct Offering has been fully consummated; and provided further, however, that in no event shall such period of effectiveness expire prior to the expiration of the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 promulgated thereunder.

          (b) In the event of any stop order, injunction or other similar order or requirement of the SEC relating to the Shelf Registration Statement, the Required Period for such Shelf Registration Statement shall be extended by the number of days during which such stop order, injunction or similar order or requirement is in effect.

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     3.3 Underwritten or Registered Direct Offering.

          (a) In the event that the Receiver desires to engage in an Underwritten Offering or Registered Direct Offering, (i) the Receiver shall give written notice thereof to the Company, (ii) the Receiver shall with the consent of the Company (which consent shall not be unreasonably withheld) select an investment banking firm of national standing to be an underwriter or placement agent for the Underwritten Offering or Registered Direct Offering and (iii) the Company shall with the consent of the Receiver (which consent shall not be unreasonably withheld) select one or more investment banking firms of national standing to be an underwriter or underwriters or placement agent or agents for the Underwritten Offering or Registered Direct Offering as the case may be. Unless otherwise agreed to by the Receiver and the Company, the investment bank selected by the Receiver shall receive 50% of the aggregate underwriting commissions or placement fees from the Underwritten Offering or Registered Direct Offering, and the investment bank or investment banks selected by the Company shall receive, in the aggregate, 50% of the aggregate underwriting commissions or placement fees from the Underwritten Offering or Registered Direct Offering. Unless otherwise agreed to by the Receiver and the Company, the underwriter or placement agent chosen by the Receiver on the one hand and the Company on the other shall be joint bookrunners for the Underwritten Offering or Registered Direct Offering, with the underwriter or placement agent chosen by the Receiver to have 50% of the decision-making authority among the joint bookrunners.

          (b) If so requested by the underwriters for an Underwritten Offering or placement agents for a Registered Direct Offering, the Company, shall (i) not effect any underwritten public sale or distribution or registered direct offering, of any securities for its own account or the account of any Person not a party hereto that are the same as, or similar to, the WR Common Stock, or any securities convertible into, or exchangeable or exercisable for, any securities of the Company that are the same as, or similar to, the WR Common Stock, during a period (the "Lock-Up Period") beginning on the date of the initial due diligence or drafting session held pursuant to Section 5.1(i) in connection with such Underwritten Offering or Registered Direct Offering and ending not later than 90 days after the date of closing of the Underwritten Offering or Registered Direct Offering, provided, however, that if (1) during the last 17 days of the Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 15-day period following the last day of the Lock-Up Period, then pursuant to Rule 2711(f)(4) of the NASD the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable and (ii) use its reasonable best efforts to cause its executive officers and directors and any beneficial owners of more than 10% of the issued and outstanding Common Stock to enter into a Lock-Up similar to that described in Section 3.3(c).

          (c) If so requested by the underwriters for any Underwritten Offering or the placement agents for any Registered Direct Offering, the Receiver on behalf of the Wood River Entities, shall agree with such underwriters (such agreement, a "Lock-Up"), that during the Lock-Up Period the Wood River Entities shall not sell or otherwise transfer or dispose of any shares of WR Common Stock, provided, however, that if (1) during the last 17 days of the Lock-Up Period, the Company releases earnings results or announces material news or a material event

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or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 15-day period following the last day of the Lock-Up Period, then pursuant to Rule 2711(f)(4) of the NASD the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable.

          (d) The Receiver shall use his reasonable best efforts to take all actions reasonably requested by the Company and the underwriters for any Underwritten Offering or the placement agents for any Registered Direct Offering to effectuate such offering. The Receiver shall furnish to the Company such information regarding itself, the Wood River Entities and the WR Common Stock as shall be required or reasonably requested to effect the registration of the WR Common Stock, provided, however, that the Receiver and the Wood River Entities shall not be required to consummate any Underwritten Offering or Registered Direct Offering if the pricing under such Underwritten Offering or Registered Direct Offering would be unacceptable to the Receiver, in the Receiver's sole discretion. The Receiver, on his own behalf and that of the Wood River Entities, shall enter into and comply with an underwriting agreement or placement agency agreement, in usual and customary form, with the underwriters or placement agents in connection with such Underwritten Offering or Registered Direct Offering (provided, however, that in no event shall the Receiver or the Wood River Entities be obligated to enter into an underwriting or placement agency agreement that requires either the Receiver or the Wood River Entities to indemnify the Company).

     3.4 Number of Offerings. Notwithstanding anything contained in this Article III to the contrary, the Receiver on behalf of the Wood River Entities shall be entitled to request only one offering hereunder, which may be either an Underwritten Offering or a Registered Direct Offering. For purposes hereof, neither an Underwritten Offering nor a Registered Direct Offering shall be considered consummated until at least the Minimum Number of shares of WR Common Stock have been sold pursuant to such Underwritten Offering or Registered Direct Offering or otherwise.

     3.5 Termination. In the event that any person other than the Company, the Receiver or any of the Wood River Entities appeals the Approval Order and the Approval Order is reversed or vacated, then this Agreement shall terminate in all respects. If the Approval Order is entered by the Court but its effectiveness is thereafter stayed by a court of competent jurisdiction (a "Stay"), then the effectiveness of this Agreement and the Parties' obligations hereunder shall be stayed until such Stay is vacated.

                                  Article IV.
                                Extension Period

     4.1 Offering Extension Period. Notwithstanding any other provision of this Agreement to the contrary, if the Board of Directors of the Company determines in good faith that the registration and distribution of WR Common Stock would materially impede, delay or interfere with, or require premature disclosure of, any material acquisition, merger, corporate reorganization, or any negotiations, discussions or pending proposals with respect thereto involving the Company or any of its subsidiaries, then subject to Section 4.2, the Company shall be entitled to postpone or suspend the preparation, filing or effectiveness, of the Shelf

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Registration Statement and/or the use of any Prospectus with respect to an
Underwritten Offering or a Registered Direct Offering for a period not to exceed 90 days from the date of receipt of such written request from the Receiver, provided, however, that such request may be exercised by the Company no more than once.

     4.2 Extension Period Certificate. The Company's right to an Extension Period pursuant to Section 4.1 is subject to the receipt by the Receiver of a certificate signed by the Chief Executive Officer of the Company certifying that the Board of Directors of the Company has made the determination referred to in
Section 4.1.

     4.3 Extension Period Limits. Notwithstanding anything contained in this
Article IV to the contrary, the Company shall not be entitled to more than one Extension Period and in no event shall the Company be entitled to postpone or suspend the preparation, filing or effectiveness or suspend the effectiveness of the Shelf Registration Statement and/or the use of any resale Prospectus included in the Shelf Registration Statement pursuant to this Article IV unless it postpones or suspends during the Extension Period the effectiveness of any registration statements required pursuant to the registration rights of the Other Stockholders. In the event of the occurrence of any Extension Period during the Required Period, the Required Period shall be extended by the number of days during which such Extension Period is in effect.

                                   Article V.
                            Procedures and Expenses

     5.1 Registration Procedures. In connection with the Company's registration obligations pursuant to Article III, the Company shall use its reasonable best efforts to take such actions as are necessary or appropriate to permit the sale of the WR Common Stock by the Wood River Entities in accordance with plan of distribution set forth in the Shelf Registration Statement, and pursuant thereto the Company shall use its reasonable best efforts to, as promptly as reasonably practicable:

          (a) prepare and file with the SEC the Shelf Registration Statement; provided, however, that the Company shall (i) furnish to the Receiver and one firm of legal counsel selected by the Receiver, a sufficient time prior to the filing thereof with the SEC to afford to the Receiver and his counsel a reasonable opportunity for review, copies of the Shelf Registration Statement proposed to be filed, and (ii) reflect in the Shelf Registration Statement, when so filed with the SEC, such comments as the Receiver and its counsel may reasonably propose;

          (b) after the Receiver shall have requested an Underwritten or Registered Direct Offering in compliance with Section 3.3 and the underwriters or placement agents therefor have been selected in accordance with said Section, prepare and file with the SEC the Prospectus; provided, however, that the Company shall (i) furnish to the Receiver and one firm of legal counsel selected by the Receiver, and to the underwriters or placement agents selected pursuant to Section 3.3 and one firm of legal counsel selected by them, a sufficient time prior to the filing thereof with the SEC to afford to the Receiver, the underwriters or placement agents and their respective counsel a reasonable opportunity for review, copies of the Prospectus proposed to be filed, and (ii) reflect in the Prospectus, when so filed with the SEC, such

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comments as the Receiver, such underwriter or placement agents and their respective counsel may reasonably propose;

          (c) furnish to the Receiver and the underwriters or placement agents such number of conformed copies of the Shelf Registration Statement and each amendment thereto, of the Prospectus and each supplement thereto, and of such other documents as they reasonably may request in writing from time to time;

          (d) subject to Section 3.2 and Article IV, prepare and file with the SEC any amendments and post-effective amendments to the Shelf Registration Statement as may be necessary and any supplements to the Prospectus as may be required or appropriate, in the view of the Company and its counsel, by the rules, regulations or instructions applicable to the Shelf Registration Statement or by the Securities Act to keep the Shelf Registration Statement effective until the termination of the Required Period (giving effect to any extensions thereof pursuant to Section 3.2(b), Section 4.3 or Section 5.2);

          (e) promptly following its gaining actual knowledge thereof (but in any event within two Business Days), notify the Receiver and (if selected) the underwriters or placement agents, in writing:

               (i) when a Shelf Registration Statement, Prospectus, Issuer Free Writing Prospectus or any supplement or amendment has been filed and, with respect to a Shelf Registration Statement or any post-effective amendment, when the same has become effective;

               (ii) of any request by the SEC or any other governmental authority for amendments or supplements to a Shelf Registration Statement, Prospectus or Issuer Free Writing Prospectus or for additional information;

               (iii) of the issuance by the SEC or any other governmental authority of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose;

               (iv) of the receipt by the Company of any written notification with respect to the suspension of the qualification or exemption from qualification of the WR Common Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

               (v) of the occurrence of any event during the period the Shelf Registration Statement is effective that makes any statement made in the Shelf Registration Statement or the Prospectus or any Issuer Free Writing Prospectus untrue in any material respect or that requires the making of any changes in such Shelf Registration Statement, Prospectus or Issuer Free Writing Prospectus so that such Shelf Registration Statement, Prospectus or Issuer Free Writing Prospectus shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (provided, however, that no notice by the Company shall be required pursuant to this Section 5.1(e)(v) in the event that the Company either promptly files a Prospectus supplement to update the Prospectus or an appropriate Exchange Act report that is incorporated by reference into the Shelf

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Registration Statement, that, in either case, contains the requisite information that results in the Shelf Registration Statement no longer containing any untrue statement of a material fact or omitting to state a material fact necessary to make the statements therein or in light of the circumstances under which they were made, not misleading); and

               (vi) of the Company's reasonable determination that a post-effective amendment to the Shelf Registration Statement would be required by applicable law (in which case the Company shall file the same as soon as practicable after such determination and use its reasonable best efforts to cause the same to become effective as soon as practicable following filing);

          (f) prevent the issuance of or obtain the withdrawal of any order suspending the effectiveness of the Shelf Registration Statement, or the lifting of any suspension of the qualification or exemption from qualification of any shares of the WR Common Stock for sale in any jurisdiction, at the earliest practicable date or, if any such order or suspension is made effective during any Extension Period, at the earliest practicable date after the Extension Period;

          (g) prior to any Underwritten Offering or Registered Direct Offering, use reasonable efforts to register or qualify, or cooperate with the Receiver, the underwriters or placement agents, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of the WR Common Stock for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as such counsel for the Receiver or the underwriters or placement agents reasonably requests in writing and do such other acts and things as may be reasonably necessary to maintain each such registration or qualification (or exemption therefrom) effective during the Required Period for the Shelf Registration Statement; provided, however, that the Company shall not be required to qualify generally to do business or as a dealer in securities in any jurisdiction in which it is not then so qualified or take any action which would subject it to general service of process or taxation in any jurisdiction in which it is not then so subject;

          (h) subject to Article IV, as promptly as reasonably practicable after the occurrence of any event contemplated by Sections 5.1(e)(v) or 5.1(e)(vi) hereof, use its reasonable best efforts to prepare (and furnish, subject to any notice by the Company in accordance with Section 5.1(e), to the Receiver on behalf of the Wood River Entities a reasonable number of copies of) a supplement or post-effective amendment to the Shelf Registration Statement or a supplement to the related Prospectus (including by means of an Issuer Free Writing Prospectus), or file any other required document so that, as thereafter delivered to the purchasers of the WR Common Stock being sold thereunder, such Prospectus or Issuer Free Writing Prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

               (i) enter into and comply with an underwriting agreement or placement agency agreement, in usual and customary form, with the underwriters or placement agents, in connection with such Underwritten Offering or Registered Direct Offering (provided, however, that in no event shall the Company be obligated to enter into an underwriting or

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placement agency agreement that requires the Company to indemnify the Receiver or the Wood River Entities;

          (i) after the Receiver shall have requested an Underwritten Offering or a Registered Direct Offering in accordance with Section 3.3, upon reasonable notice and at reasonable times during normal business hours, make reasonably available for inspection by a representative of the Receiver, one firm of counsel for the Receiver, the underwriters or placement agents, as applicable, if any, participating in any Underwritten Offering or Registered Direct Offering and their legal counsel and any single accounting firm retained by the Receiver or any such underwriter or placement agent, all financial and other records, pertinent corporate documents and properties of the Company, and cause the appropriate officers, directors and employees of the Company (x) to make reasonably available for such inspection all such relevant information reasonably requested by them in connection with the Underwritten Offering or Registered Direct Offering as is customary for "due diligence" investigations for an Underwritten Offering or a Registered Direct Offering, as applicable, and
(y) to participate with such underwriters or placement agents, the Receiver, and their respective legal counsel and accountants in such due diligence and drafting sessions as are customary for such Underwritten Offering or Registered Direct Offering, as applicable; provided, however, that prior to providing any such information or materials, the Company and the Receiver shall have entered into a confidentiality agreement in a form reasonably acceptable to each of them;

          (j) comply with all applicable rules and regulations of the SEC relating to such registration and make generally available to its securityholders earning statements satisfying the provisions of Section 11(a) of the Securities Act, provided that the Company shall be deemed to have complied with this Section 5.1(j) if it has satisfied the provisions of Rule 158 under the Securities Act (or any similar rule promulgated under the Securities Act);

          (k) procure the cooperation of the Company's transfer agent in settling the sale of WR Common Stock in the Underwritten Offering or Registered Direct Offering;

          (l) provide such information as may be reasonably required for any filings required to be made by the Receiver, the Wood River Entities or underwriters or placement agents, if any, with the National Association of Securities Dealers, Inc. (the "NASD") in connection with the offering under the Shelf Registration Statement of the WR Common Stock (including, without limitation, such as may be required by NASD Rule 2710 or 2720), and, shall use reasonable best efforts to cooperate in connection with any filings required to be made with the NASD in that regard on or prior to the filing of the Shelf Registration Statement; and

          (m) assist the underwriters or placement agents, as applicable, in the marketing of the WR Common Stock in connection with an Underwritten Offering or Registered Direct Offering, as applicable, including without limitation, causing appropriate officers of the Company to attend "road shows" and analyst or investor presentations and such other selling or informational activities reasonably requested by the underwriters or placement agents and customary for an Underwritten Offering or a Registered Direct Offering, as applicable; provided, however, that the Company's obligations to cause its officers to attend "road shows" shall be limited to presentations in the United States and further limited, (i) in the case of an Underwritten Offering, to a road show with a duration of two weeks, and (ii) in the case of a

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Registered Direct Offering, to a road show with a duration of one week, in each case plus such additional number of days as may be reasonably requested by the underwriters or placement agents.

     5.2 Suspension of Disposition.

          (a) The Receiver agrees that, upon receipt of any written notice from the Company of the occurrence of any event of the type described in Sections 5.1(e)(ii), 5.1(e)(iii), 5.1(e)(iv), 5.1(e)(v) or 5.1(e)(vi), the Receiver and
the Wood River Entities shall discontinue disposition of the shares of WR Common Stock covered by a Shelf Registration Statement, Prospectus or Free Writing Prospectus and suspend use of such Prospectus or Free Writing Prospectus until the Receiver receives copies of the supplemented or amended Prospectus contemplated by Section 5.1(h) or until is advised by the Company in writing that the use of the applicable Prospectus or Free Writing Prospectus may be resumed and have received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Free Writing Prospectus. In the event the Company shall give any such notice, the period of time for which the Shelf Registration Statement must remain effective pursuant to this Agreement shall be extended by the number of days during the time period from and including the date of the giving of such notice to and including the date when the Receiver has received (i) the copies of the supplemented or amended Prospectus or Issuer Free Writing Prospectus contemplated by Section 5.1(h) or (ii) the advice referenced in this Section 5.2(b).

          (b) The Receiver agrees that, upon receipt of the certificate from the chief executive officer of the Company contemplated by Section 4.2, the Wood River Entities shall discontinue disposition of the shares of WR Common Stock covered by a Shelf Registration Statement, Prospectus or Free Writing Prospectus and suspend use of such Prospectus or Free Writing Prospectus until the earlier to occur of the Receiver's receipt of (i) copies of a supplemented or amended Prospectus or Issuer Free Writing Prospectus and (ii)(A) written notice from the Company that the use of the applicable Prospectus or Issuer Free Writing Prospectus may be resumed and (B) copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Issuer Free Writing Prospectus. In the event the Company gives any such certificate contemplated by Section 4.2, the period of time for which the Shelf Registration Statement must remain effective pursuant to this Agreement shall be extended by the number of days during the time period from and including the date of giving of such notice to and including the date when the Receiver receives (i) the supplemented or amended Prospectus or Issuer Free Writing Prospectus or (ii) written notice from the Company that use of the applicable Prospectus or Issuer Free Writing Prospectus may resume.

     5.3 Registration Expenses.

          (a) Subject to Section 5.3(c), all out-of-pocket fees and expenses incurred by the Company in complying with Article III and Section 5.1 ("Registration Expenses") shall be borne by the Wood River Entities. These fees and expenses shall include without limitation (i) all registration, filing and qualification fees, including fees for filings made with the SEC, NASDAQ and NASD, (ii) documented printing, duplicating and delivery expenses,

                                       12
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(iii) reasonable and documented fees and disbursements of one counsel for the
Company (plus any other counsel of the Company from whom the underwriters or placement agents request "due diligence" materials or information or a legal opinion in connection with the offering), (iv) fees and expenses of complying with state securities or "blue sky" laws, (v) reasonable and documented fees and expenses of the independent certified public accountants of the Company pertaining specifically to the offering (including fees and expenses relating to any special audit or "comfort" letters required by or incident to the offering);
(vi) fees and expenses in connection with quoting WR Common Stock on the NASDAQ or any other exchange or automated trading system on which the Company's Common Stock shall be listed or quoted, and (vii) documented "road show" expenses. The Registration Expenses may be paid (a) in cash or (b) if mutually agreed by Endwave and the Receiver, in WR Common Stock or a combination of cash and WR Common Stock; provided, however, that in the event the Company commences a Registered Direct Offering or an Underwritten Offering pursuant to this Agreement but the Receiver subsequently terminates such offering, the Registration Expenses may be paid, at the Receiver's discretion, by returning to the Company such number of WR Common Stock as is obtained by dividing the Registration Expenses by the average closing price of Endwave common stock over the 20 trading days ending immediately prior to the date the Receiver notifies Endwave of his intent to terminate the offering.

          (b) The obligations of the Wood River Entities to pay the amounts described in Section 5.3(a) are subject to the following caps: (i) in the case of an Underwritten Offering, $750,000.00, (ii) in the case of a Registered Direct Offering, $550,000.00.

          (c) Notwithstanding anything contained herein to the contrary, all underwriting and placement agent fees, discounts, selling commissions and stock transfer taxes applicable to the sale of the WR Common Stock shall be borne by the Wood River Entities.

     5.4 Withdrawal of Offering. If the Receiver gives written notice pursuant to Section 3.3(a) that the Receiver wishes to engage in a Registered Direct Offering or Underwritten Offering, and subsequently determines that he wishes to terminate such offering, he shall promptly request in writing that the Company terminate its efforts with respect to such Registered Direct Offering or Underwritten Offering, and the Receiver shall pay to the Company within 10 days of written request from the Company, the Registration Expenses accrued prior to such written request in accordance with the "provided, however" clause of
Section 5.3.

                                  Article VI.
                           Free Writing Prospectuses

     Except for a Prospectus, an Issuer Free Writing Prospectus or other materials prepared by the Company, the Receiver represents and agrees that it
(i) shall not make any offer relating to the WR Common Stock that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus, and (ii) has not distributed and will not distribute any written materials in connection with the offer or sale of WR Common Stock, in each case without the prior written consent of the Company and, in connection with any Underwritten Offering or Registered Direct Offering, the underwriters or the placement agents, as the case may be. The Company represents and agrees that it shall not make any offer relating to the WR Common Stock that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus in connection with the offer or sale of WR Common Stock without the prior written consent of the Receiver, and, in connection with any Underwritten Offering or Registered Direct Offering, the underwriters or the placement agents, as the case may be.

                                  Article VII.
                                    Rule 144

     With a view to making available the benefits of certain rules and regulations of the SEC which may permit the sale of WR Common Stock to the public without registration, the Company agrees to (a) use its reasonable best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; (b) upon written request of the Receiver, furnish to the Receiver promptly a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, and such other reports and documents as the Receiver reasonably may request in availing itself of any rule or regulation of the SEC allowing the Wood River Entities to sell any shares of the WR Common Stock without registration; and (c) take such other actions as may be reasonably required by the Company's transfer agent to consummate any distribution of WR Common Stock that may be permitted in accordance with the terms and conditions of Rule 144.

                                  Article VIII.
                                 Limits on Sale

     8.1 Limits on Sale. The Receiver and the Wood River Entities shall not sell, distribute or otherwise dispose of any of the WR Common Stock until the consummation of an Underwritten Offering or a Registered Direct Offering resulting in the sale of at least the Minimum Number of shares of WR Common Stock; provided, however, that this restriction shall not apply to public resales of WR Common Stock pursuant to Rule 144 under the Securities Exchange Act or to any transfer by any Wood River Entity to another Wood River Entity. The Receiver shall comply with all reporting requirements of the SEC with respect to any sale of WR Common Stock including, without limitation, filing any reports or amendments to reports required under Sections 13 and 16 of the Securities Exchange Act and will give a copy of each such report or amendment to the Company no later than the date and time such report or amendment is filed with the SEC or is required to be filed with the SEC, whichever comes first.

                                  Article IX.
                                 Miscellaneous

     9.1 Notices. All notices and other communications in connection with this Agreement shall be in writing and shall be deemed given by (and shall be deemed to have been duly given) as follows: (i) at the time delivered by hand, if delivered personally; (ii) when sent via facsimile (with confirmation); (iii) five Business Days after being deposited in the mail, if sent postage prepaid, by registered or certified mail (return receipt requested); or (iv) on the next Business Day, if timely delivered to an express courier guaranteeing overnight delivery (with confirmation). Notices shall be directed to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

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

               (a)  If to the Company:

                    Endwave Corporation
                    130 Baytech Drive
                    San Jose, California 95134
                    Attn: Chief Financial Officer
                    Facsimile: (408) 522-3102

                    with a copy to:

                    Jodie M. Bourdet, Esq.
                    Cooley Godward Kronish LLP
                    101 California Street, 5th floor
                    San Francisco, California 94111
                    Facsimile: (415) 693-2222

               (b)  If to the Receiver:

                    Arthur J. Steinberg, Esq.
                    Kaye Scholer LLP
                    425 Park Avenue
                    New York, New York 10022
                    Facsimile: (212) 836-8689

                    with a copy to:

                    Phillip A. Geraci, Esq.
                    Kaye Scholer LLP
                    425 Park Avenue
                    New York, New York 10022
                    Facsimile: (212) 836-8689

     9.2 Survival. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by the Receiver or the Company and the closing of the transactions contemplated hereby.

     9.3 Severability. If any provision of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity and enforceability of the remaining provisions of this Agreement.

     9.4 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

     9.5 Entire Agreement. This Agreement (including the documents and instruments referred to in this Agreement) constitutes the entire agreement of the parties and supersedes all prior agreements and understandings, whether written or oral, between the parties with respect to the subject matter of this Agreement.

     9.6 Waivers and Amendments. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions of this Agreement may be waived, only by a written instrument signed by the Company and the Receiver or in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege pursuant to this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege pursuant to this Agreement, nor shall any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement. The rights and remedies provided pursuant to this Agreement are cumulative and are not exclusive of any rights or remedies which any party otherwise may have at law or in equity.

     9.7 Counterparts. This Agreement may be executed in any number of counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other party (including via facsimile or other electronic transmission), it being understood that each party need not sign the same counterpart.

     9.8 Governing Law. This Agreement shall be governed in all respects by the laws of the State of New York without giving effect to principles of conflicts of law that would result in the application of the laws of a different jurisdiction.

     9.9 Headings. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     9.10 Specific Performance. The parties acknowledge and agree that any breach of the terms of this Agreement would give rise to irreparable harm for which money damages would not be an adequate remedy, and, accordingly, the parties agree that, in addition to any other remedies, each will be entitled to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy of money damages as a remedy and without the necessity of posting bond.

     9.11 No Conflicting Rights. The Company shall not, on or after the date hereof, grant any registration or similar rights to any Person which conflict with or impair the rights granted hereby.

                            [Signature Page Follows]

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     IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first written above.

                                    ENDWAVE CORPORATION

                                    By:
                                          ------------------------------------
                                          Name:
                                          Title:

                                    ARTHUR J. STEINBERG, ESQ., solely in his capacity as the Receiver of Wood River Capital Management, L.L.C., Wood River Associates, L.L.C., Wood River Partners, L.P. and Wood River Partners Offshore, Ltd., and not in his individual capacity

                                    ------------------------------------------
                                    Arthur J. Steinberg
                                    Receiver